Exhibit 99.1

Kellogg Company News
For release:	February 6, 2014
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS AND

PROVIDES GUIDANCE FOR 2014

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that fourth quarter 2013 reported net sales were $3.5 billion, a decrease of 1.7 percent from the fourth quarter of 2012. Fourth quarter internal net sales* decreased by 0.9 percent. Full-year 2013 reported net sales increased by 4.2 percent to $14.8 billion, an increase of $595 million from full-year 2012 results. Full-year internal net sales increased by 0.3 percent. Internal results exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs.

Reported quarterly operating profit was $1.3 billion; this included significant mark-to-market adjustments which were driven by the impact that asset returns and changes in interest rates had on pension plans; underlying internal operating profit* increased by 8.8 percent in the fourth quarter. Underlying internal results exclude the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, integration, and efficiency-and-effectiveness program (Project K) costs. Full-year reported operating profit increased by 81.6 percent; this also included mark-to-market adjustments and the inclusion of very strong results posted by Pringles for the full year. Full-year underlying internal operating profit increased by 1.3 percent.

*	Internal sales growth, underlying internal operating profit growth, comparable earnings, underlying effective tax rate and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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Reported fourth quarter 2013 net earnings were $818 million, or $2.24 per diluted share. This quarter’s reported earnings per share included a benefit from mark-to-market of $1.83 per share, $0.39 per share of costs associated with Project K, and approximately $0.03 per share of integration costs related to the acquisition of Pringles. Excluding these items, comparable earnings* were $0.83 per share, an increase of 18.6 percent from the fourth quarter of 2012’s comparable earnings per share. Reported full-year 2013 net earnings were $1.8 billion, or $4.94 per diluted share. The full-year’s reported earnings per share included a benefit from mark-to-market accounting of $1.72 per share, $0.42 per share of costs associated with Project K, and approximately $0.13 per share of integration costs related to the acquisition of Pringles. Excluding these items, comparable earnings were $3.77 per share, an increase of 4.4 percent from 2012’s comparable earnings per share. Please see the appendices to this press release for tables detailing these items. Foreign currency translation lowered full-year earnings by $0.07 per share and by $0.02 per share in the fourth quarter.

“Our Pringles business had an excellent year in 2013, although we continue to face challenges in some of our developed cereal businesses,” said John Bryant, Kellogg Company’s president and chief executive officer. “We are executing our strategy, and we are also progressing very well with Project K, our four-year efficiency-and-effectiveness program. Our expectations are that, over time, Project K will begin to provide us the fuel we need to drive growth in our categories, and across our businesses, in the years to come.”

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North America

Kellogg North America’s reported net sales declined by 2.8 percent in the fourth quarter and increased by 1.9 percent for the full year. Internal net sales declined by 2.6 percent for the fourth quarter and by 0.9 percent for the full year. The U.S. Morning Foods segment posted a decrease in internal net sales of four percent in the fourth quarter and a decrease of 1.9 percent for the full year. U.S. Snacks posted a decline in internal net sales of 3.5 percent in the fourth quarter and a decline of 2.9 percent for the full year. The U.S. Specialty Channels business posted strong internal net sales growth of 5.1 percent in the fourth quarter and 4.1 percent for the full year. The North America Other business posted a decline in internal net sales of 2.9 percent in the fourth quarter and an increase of 2.2 percent for the full year.

North American reported operating profit decreased by 36.1 percent in the fourth quarter, primarily due to the effect of costs related to Project K. Reported operating profit declined by 6.2 percent for the full year. Underlying internal operating profit decreased by 2.9 in the fourth quarter and by 0.9 percent for the full-year.

International

Internal net sales growth in the Latin American business was three percent in the fourth quarter; internal growth for the full year was 5.5 percent. Internal net sales in our European business increased by 1.2 percent in the fourth quarter and by 1.7 percent for the full year. The Asia Pacific business posted internal net sales growth of 4.2 percent in the fourth quarter and three percent for the full year.

Interest and Tax

Kellogg’s interest expense totaled $58 million in the fourth quarter and was $235 million for the year. Including the impact of mark-to-market adjustments and costs related to Project K, the

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reported effective tax rate was 32.4 percent for the fourth quarter and 30.4 percent for the full year. Excluding the mark-to-market adjustments and costs related to Project K, the underlying effective tax rate* was 28.3 percent for the year, lower than expectations due to discrete items that concluded in the fourth quarter.

Cash flow

Cash flow*, a non-GAAP measure defined as cash from operating activities less capital expenditures, was $1.17 billion for the full year; this was toward the higher end of the guidance range. Kellogg repurchased approximately $544 million of shares during the year.

Kellogg Issues Guidance for 2014

The Company issued guidance for internal net sales growth, which is expected to increase by approximately one percent in 2014. Kellogg expects full-year underlying internal operating profit to increase at a rate between zero and two percent. Full-year currency-neutral comparable earnings per share are anticipated to increase at a rate between one and three percent. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments, 2014’s 53rd week, and costs related to Project K. Cash flow is expected to be in a range between $1.0 billion and $1.1 billion, which includes all capital spending and the additional cash required by Project K.

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Thursday, February 6, 2014 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 201-0168 in the U.S., and (647) 788-4901 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

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About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2013 sales of approximately $14.8 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Frosted Flakes®, Pop-Tarts®, Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

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Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will exceed forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market

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performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net sales	$3,501	$3,563	$14,792	$14,197

Cost of goods sold	1,718	2,387	8,689	8,763
Selling, general and administrative expense	523	1,173	3,266	3,872

Operating profit	1,260	3	2,837	1,562

Interest expense	58	66	235	261
Other income (expense), net	12	(6)	4	24

Income before income taxes	1,214	(69)	2,606	1,325
Income taxes	394	(37)	792	363
Earnings from joint ventures	(1)	—	(6)	(1)

Net income	$819	($32)	$1,808	$961

Net income attributable to noncontrolling interests	1	—	1	—

Net income attributable to Kellogg Company	$818	($32)	$1,807	$961

Per share amounts:
Basic	$2.26	($0.09)	$4.98	$2.68
Diluted	$2.24	($0.09)	$4.94	$2.67

Dividends per share	$.46	$.44	$1.80	$1.74

Average shares outstanding:
Basic	363	359	363	358

Diluted	364	359	365	360

Actual shares outstanding at year end			363	361

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year ended
(Results are unaudited)	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net sales
U.S. Morning Foods	$808	$841	$3,465	$3,533
U.S. Snacks	830	856	3,534	3,400
U.S. Specialty	270	257	1,202	1,121
North America Other	342	360	1,515	1,485
Europe	716	691	2,860	2,527
Latin America	281	285	1,195	1,121
Asia Pacific	254	273	1,021	1,010

Consolidated	$3,501	$3,563	$14,792	$14,197

Operating profit
U.S. Morning Foods	$10	$123	$485	$588
U.S. Snacks	106	115	447	476
U.S. Specialty	55	52	265	241
North America Other	52	58	275	265
Europe	36	51	256	261
Latin America	28	32	157	167
Asia Pacific	(3)	6	60	85

Total Reportable Segments	284	437	1,945	2,083
Corporate	976	(434)	892	(521)

Consolidated	$1,260	$3	$2,837	$1,562

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year ended
(unaudited)	December 28, 2013	December 29, 2012
Operating activities
Net income	$1,808	$961
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	532	448
Postretirement benefit plan (income) expense	(1,078)	419
Deferred income taxes	317	(159)
Other	25	(21)
Postretirement benefit plan contributions	(48)	(51)
Changes in operating assets and liabilities	251	161

Net cash provided by (used in) operating activities	1,807	1,758

Investing activities
Additions to properties	(637)	(533)
Acquisitions, net of cash acquired	—	(2,668)
Other	(4)	(44)

Net cash provided by (used in) investing activities	(641)	(3,245)

Financing activities
Net issuances of notes payable	(326)	796
Issuances of long-term debt	645	1,727
Reductions of long-term debt	(762)	(750)
Net issuances of common stock	475	229
Common stock repurchases	(544)	(63)
Cash dividends	(653)	(622)
Other	24	—

Net cash provided by (used in) financing activities	(1,141)	1,317

Effect of exchange rate changes on cash and cash equivalents	(33)	(9)

Increase (decrease) in cash and cash equivalents	(8)	(179)
Cash and cash equivalents at beginning of period	281	460

Cash and cash equivalents at end of period	$273	$281

Supplemental financial data:
Net cash provided by (used in) operating activities	1,807	1,758
Additions to properties	(637)	(533)

Cash Flow (operating cash flow less property additions) (a)	$1,170	$1,225

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	December 28, 2013	December 29, 2012
	(unaudited)	*
Current assets
Cash and cash equivalents	$273	$281
Accounts receivable, net	1,424	1,454
Inventories:
Raw materials and supplies	319	300
Finished goods and materials in process	929	1,065
Deferred income taxes	195	152
Other prepaid assets	127	128

Total current assets	3,267	3,380
Property, net of accumulated depreciation of $5,501 and $5,209	3,856	3,782
Goodwill	5,051	5,038
Other intangibles, net of accumulated amortization of $62 and $53	2,367	2,359
Pension	419	145
Other assets	514	465

Total assets	$15,474	$15,169

Current liabilities
Current maturities of long-term debt	$289	$755
Notes payable	739	1,065
Accounts payable	1,432	1,402
Accrued advertising and promotion	476	517
Accrued income taxes	69	46
Accrued salaries and wages	327	266
Other current liabilities	503	472

Total current liabilities	3,835	4,523
Long-term debt	6,330	6,082
Deferred income taxes	928	523
Pension liability	277	886
Nonpension postretirement benefits	68	281
Other liabilities	429	409

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	626	573
Retained earnings	6,749	5,615
Treasury stock, at cost	(2,999)	(2,943)
Accumulated other comprehensive income (loss)	(936)	(946)

Total Kellogg Company equity	3,545	2,404
Noncontrolling interests	62	61

Total equity	3,607	2,465

Total liabilities and equity	$15,474	$15,169

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Fourth Quarter of 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$808	$830	$270	$342	$2,250	$716	$281	$254	$0	$3,501

2012 net sales	$841	$856	$257	$360	$2,314	$691	$285	$273	$0	$3,563

% change - 2013 vs. 2012:
As Reported	-4.0%	-3.0%	5.1%	-5.1%	-2.8%	3.6%	-1.2%	-7.0%	0.0%	-1.7%
Acquisitions/Dispositions	0.0%	0.5%	0.0%	0.0%	0.2%	0.0%	0.0%	-1.4%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-2.2%	-0.4%	2.4%	-4.2%	-9.7%	0.0%	-0.8%

Subtotal - internal business (b)	-4.0%	-3.5%	5.1%	-2.9%	-2.6%	1.2%	3.0%	4.2%	0.0%	-0.9%
Volume (tonnage) (c)					-3.0%	3.2%	-5.8%	4.7%	0.0%	-1.6%
Pricing/mix					0.4%	-2.0%	8.8%	-0.5%	0.0%	0.7%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$10	$106	$55	$52	$223	$36	$28	($3)	$976	$1,260

2012 operating profit	$123	$115	$52	$58	$348	$51	$32	$6	($434)	$3

% change - 2013 vs. 2012:
As Reported	-91.5%	-8.0%	5.7%	-12.5%	-36.1%	-30.1%	-13.0%	-150.2%	324.4%	42467.1%
Acquisitions/Dispositions	0.0%	0.7%	0.0%	0.0%	0.2%	0.0%	0.0%	48.0%	0.0%	0.6%
Integration impact (a)	0.0%	8.2%	0.0%	-0.4%	2.6%	-8.3%	0.2%	76.7%	0.2%	2.3%
Foreign currency impact	0.1%	0.0%	0.0%	-2.6%	-0.4%	-0.7%	-5.1%	-47.9%	0.4%	-1.7%
Mark-to-market (d)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	312.3%	42504.4%
Project K (e)	-77.8%	-15.9%	-4.0%	-14.2%	-35.6%	-36.4%	-3.4%	-370.3%	-70.4%	-47.3%

Underlying internal (f)	-13.8%	-1.0%	9.7%	4.7%	-2.9%	15.3%	-4.7%	143.3%	81.9%	8.8%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales growth for 2013 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in selling, general and administrative expense as well as cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2013 , asset returns exceeded expectations by $545 million and discount rates exceeded expectations by 65 basis points resulting in a favorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2013. A portion of this mark-to-market adjustment was capitalized as inventoriable cost at the end of 2013. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, Project K costs and, if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year ended 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$3,465	$3,534	$1,202	$1,515	$9,716	$2,860	$1,195	$1,021	$0	$14,792

2012 net sales	$3,533	$3,400	$1,121	$1,485	$9,539	$2,527	$1,121	$1,010	$0	$14,197

% change - 2013 vs. 2012:
As Reported	-1.9%	4.0%	7.2%	2.0%	1.9%	13.2%	6.6%	1.1%	0.0%	4.2%
Acquisitions/ Divestitures (a)	0.0%	6.9%	3.1%	1.3%	3.1%	10.3%	3.6%	6.4%	0.0%	4.6%
Integration impact (b)	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%	0.0%	-0.4%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-1.4%	-0.3%	1.2%	-2.5%	-7.9%	0.0%	-0.7%

Subtotal - internal business (c)	-1.9%	-2.9%	4.1%	2.2%	-0.9%	1.7%	5.5%	3.0%	0.0%	0.3%
Volume (tonnage) (d)					-1.3%	1.2%	-1.7%	5.0%	0.0%	-0.5%
Pricing/mix					0.4%	0.5%	7.2%	-2.0%	0.0%	0.8%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$485	$447	$265	$275	$1,472	$256	$157	$60	$892	$2,837

2012 operating profit	$588	$476	$241	$265	$1,570	$261	$167	$85	($521)	$1,562

% change - 2013 vs. 2012:
As Reported	-17.4%	-6.1%	9.9%	3.6%	-6.2%	-2.0%	-5.8%	-29.9%	271.1%	81.6%
Acquisitions/ Divestitures (a)	0.0%	7.2%	3.2%	1.1%	2.9%	6.3%	4.1%	7.9%	-6.3%	3.6%
Integration impact (b)	0.0%	1.4%	0.0%	-0.5%	0.4%	-3.1%	-0.1%	-7.2%	9.5%	0.7%
Foreign currency impact	0.0%	0.0%	0.0%	-1.7%	-0.3%	-0.7%	-7.2%	-11.1%	-0.7%	-1.4%
Mark-to-market (e)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	250.2%	87.7%
Project K (f)	-17.1%	-4.1%	-1.0%	-3.3%	-8.3%	-7.1%	-2.7%	-27.9%	-43.2%	-10.3%

Underlying internal (g)	-0.3%	-10.6%	7.7%	8.0%	-0.9%	2.6%	0.1%	8.4%	61.6%	1.3%

(a)	Impact of results for the full-year ended December 28, 2013 and December 29, 2012 from the acquisition of Pringles and the divestiture of Navigable Foods.
(b)	Includes impact of integration costs associated with the Pringles acquisition.
(c)	Internal net sales growth for 2013 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(d)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(e)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in selling, general and administrative expense as well as cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2013 , asset returns exceeded expectations by $545 million and discount rates exceeded expectations by 65 basis points resulting in a favorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2013. A portion of this mark-to-market adjustment was capitalized as inventoriable cost at the end of 2013. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(f)	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(g)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plan and commodity contracts mark-to-market adjustments, Project K costs and, if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Project K*

$ millions

	Quarter ended December 28, 2013			Year ended December 28, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$93	$2	$95	$97	$3	$100
U.S. Snacks	17	1	18	17	2	19
U.S. Specialty	—	2	2	—	3	3
North America Other	8	1	9	8	1	9
Europe	18	1	19	18	1	19
Latin America	(1)	2	1	1	3	4
Asia Pacific	21	2	23	21	3	24
Corporate	12	12	24	12	18	30

Total	$168	$23	$191	$174	$34	$208

*	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended December 28, 2013			Year ended December 28, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$1	$1	$2	$4	$5	$9
U.S. Snacks	1	2	3	4	7	11
U.S. Specialty	1	(1)	—	2	—	2
North America Other	—	1	1	—	2	2
Europe	—	2	2	3	5	8
Latin America	—	1	1	—	1	1
Asia Pacific	2	—	2	8	—	8
Corporate	—	1	1	—	1	1

Total	$5	$7	$12	$21	$21	$42

	Quarter ended December 29, 2012			Year ended December 29, 2012
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2012
U.S. Morning Foods	$4	$1	$5	$11	$5	$16
U.S. Snacks	2	(2)	—	6	4	10
U.S. Specialty	—	—	—	—	1	1
North America Other	3	—	3	5	1	6
Europe	—	—	—	3	—	3
Latin America	1	1	2	1	1	2
Asia Pacific	17	—	17	17	1	18
Corporate	—	—	—	—	—	—

Total	$27	$0	$27	$43	$13	$56

2013 Variance - better(worse) than 2012
U.S. Morning Foods	$3	—	$3	$7	—	$7
U.S. Snacks	1	(4)	(3)	2	(3)	(1)
U.S. Specialty	(1)	1	—	(2)	1	(1)
North America Other	3	(1)	2	5	(1)	4
Europe	—	(2)	(2)	—	(5)	(5)
Latin America	1	—	1	1	—	1
Asia Pacific	15	—	15	9	1	10
Corporate	—	(1)	(1)	—	(1)	(1)

Total	$22	$(7)	$15	$22	$(8)	$14

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation. Up-front costs exclude Project K costs.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended December 28, 2013					Year ended December 28, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2013
U.S. Snacks	—	—	$1	—	$1	—	$1	$11	—	$12
North America Other	—	—	—	—	—	1	—	—	—	1
Europe	—	6	10	—	16	—	13	21	—	34
Latin America	—	—	—	—	—	—	—	1	—	1
Asia Pacific	—	—	—	—	—	4	1	6	—	11
Corporate	—	—	—	—	—	—	—	6	—	6

Total	—	$6	$11	—	$17	$5	$15	$45	—	$65

	Quarter ended December 29, 2012					Year ended December 29, 2012
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	—	—	$9	—	$9	—	—	$18	—	$18
North America Other	—	—	—	—	—	—	—	—	—	—
Europe	—	—	10	—	10	—	1	23	—	24
Latin America	—	—	1	—	1	—	—	1	—	1
Asia Pacific	1	1	2	—	4	1	1	3	—	5
Corporate	—	—	3	—	3	—	—	28	5	33

Total	$1	$1	$25	—	$27	$1	$2	$73	$5	$81

2013 Variance - better(worse) than 2012
U.S. Snacks	—	—	$8	—	$8	—	$(1)	$7	—	$6
North America Other	—	—	—	—	—	(1)	—	—	—	(1)
Europe	—	(6)	—	—	(6)	—	(12)	2	—	(10)
Latin America	—	—	1	—	1	—	—	—	—	—
Asia Pacific	1	1	2	—	4	(3)	—	(3)	—	(6)
Corporate	—	—	3	—	3	—	—	22	5	27

Total	$1	$(5)	$14	—	$10	$(4)	$(13)	$28	$5	$16

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

No transaction costs were incurred during the quarter and year-to-date periods ended December 28, 2013.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

Quarter ended December 28, 2013
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$10	$106	$55	$52	$36	$28	$(3)	$976	$1,260
Mark-to-market(a)	—	—	—	—	—	—	—	1,006	1,006
Project K(b)	(95)	(18)	(2)	(9)	(19)	(1)	(23)	(24)	(191)

Underlying Operating Profit(c)	$105	$124	$57	$61	$55	$29	$20	$(6)	$445
Pringles integration costs	—	(1)	—	—	(16)	—	—	—	(17)

Comparable Operating Profit(d)	$105	$125	$57	$61	$71	$29	$20	($6)	$462

Quarter ended December 29, 2012
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$123	$115	$52	$58	$51	$32	$6	$(434)	$3
Mark-to-market(a)	—	—	—	—	—	—	—	(402)	(402)
Project K(b)	—	—	—	—	—	—	—	—	—

Underlying Operating Profit(c)	$123	$115	$52	$58	$51	$32	$6	$(32)	$405
Pringles integration costs	—	(9)	—	—	(10)	(1)	(4)	(3)	(27)

Comparable Operating Profit(d)	$123	$124	$52	$58	$61	$33	$10	$(29)	$432

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in selling, general and administrative expense as well as cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2013 , asset returns exceeded expectations by $545 million and discount rates exceeded expectations by 65 basis points resulting in a favorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2013. A portion of this mark-to-market adjustment was capitalized as inventoriable cost at the end of 2013. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying Operating Profit excludes the impact pension plans and commodity contracts mark-to-market adjustments and Project K costs. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the quarter ended December 28, 2013 and December 29, 2012 includes postretirement benefit plan expense (income) of ($2) million and ($6) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

Year ended December 28, 2013
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$485	$447	$265	$275	$256	$157	$60	$892	$2,837
Mark-to-market(a)	—	—	—	—	—	—	—	947	947
Project K(b)	(100)	(19)	(3)	(9)	(19)	(4)	(24)	(30)	(208)

Underlying Operating Profit(c)	$585	$466	$268	$284	$275	$161	$84	$(25)	$2,098
Pringles integration costs	—	(12)	—	(1)	(34)	(1)	(11)	(6)	(65)

Comparable Operating Profit(d)	$585	$478	$268	$285	$309	$162	$95	$(19)	$2,163

Year ended December 29, 2012
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$588	$476	$241	$265	$261	$167	$85	$(521)	$1,562
Mark-to-market(a)	—	—	—	—	—	—	—	(452)	(452)
Project K(b)	—	—	—	—	—	—	—	—	—

Underlying Operating Profit(c)	$588	$476	$241	$265	$261	$167	$85	$(69)	$2,014
Pringles integration costs	—	(18)	—	—	(24)	(1)	(5)	(33)	(81)

Comparable Operating Profit(d)	$588	$494	$241	$265	$285	$168	$90	$(36)	$2,095

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in selling, general and administrative expense as well as cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2013 , asset returns exceeded expectations by $545 million and discount rates exceeded expectations by 65 basis points resulting in a favorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2013. A portion of this mark-to-market adjustment was capitalized as inventoriable cost at the end of 2013. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying Operating Profit excludes the impact pension plans and commodity contracts mark-to-market adjustments and Project K costs. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the year ended December 28, 2013 and December 29, 2012 includes postretirement benefit plan expense (income) of ($12) million and ($20) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Comparable EPS

	Quarter ended			Year ended
	December 28, 2013	December 29, 2012	Change vs. prior year	December 28, 2013	December 29, 2012	Change vs. prior year
Reported EPS	$2.24	$(0.09)	2588.9%	$4.94	$2.67	85.0%
Mark-to-market(a)	1.83	(0.74)	2855.6%	1.72	(0.85)	96.3%
Project K(b)	(0.39)	—	-289.8%	(0.42)	—	-14.7%

Underlying EPS(c)	$0.80	$0.65	23.1%	$3.64	$3.52	3.4%
Pringles Integration costs (net of one-time benefits)	(0.03)	(0.05)	4.5%	(0.13)	(0.09)	-1.0%

Comparable EPS(d)	$0.83	$0.70	18.6%	$3.77	$3.61	4.4%

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in selling, general and administrative expense as well as cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2013 , asset returns exceeds expectations by $545 million and discount rates exceeded expectations by 65 basis points resulting in a favorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2013. A portion of this mark-to-market adjustment was capitalized as inventoriable cost at the end of 2013. In 2012, asset returns exceeded expectations by $211 million but discount rates fell almost 100 basis points resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2012. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the first quarter of 2013. In 2011, asset returns were lower than expected by $471 million and discount rates declined resulting in an unfavorable mark-to-market adjustment recorded in earnings in the fourth quarter of 2011. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	Underlying EPS is a non-GAAP measure that excludes the impact of pension and commodity mark-to-market adjustments and Project K costs.
(d)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of Project K costs, and the impact of integration costs net of one-time benefits related to the acquisition of the Pringles business. One-time benefits in the first quarter of 2012 consisted of a gain on transaction-related hedging. Second quarter 2012 net one-time benefits included foreign exchange and tax rate benefits which were partially offset by a loss on transaction-related hedging.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate to Underlying Effective Tax Rate

Year ended December 28, 2013
Reported Effective Tax Rate	30.4%
Mark-to-market (a)	1.9%
Project K (b)	0.2%

Underlying Reported Effective Tax Rate (c)	28.3%

(a)	Net income from mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during 2013.
(b)	Costs incurred related to the execution of Project K, in general, were incurred in jurisdictions with tax rates lower than our effective tax rate during 2013.
(c)	Underlying reported effective tax rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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